UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_______________
FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	February 1, 2007

PARADISE MUSIC & ENTERTAINMENT, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-12635	13-3906452
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2637 East Atlantic Boulevard, #133,
Pompano Beach, Florida	33062
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	888-565-3259

Not applicable
Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 1, 2007, the board of directors (the “board”) of Paradise Music & Entertainment, Inc. (the “Company”) elected Mr. Paul Lisak, M.S., R.E.H.S., to fill the vacant board seat previously held by Kelly T. Hickel. Mr. Lisak, age 62, retired in 2002 as Los Angeles (“LA”) County’s Hazardous Materials Control Manager, and from over 30 years service devoted to the administration and management of public health.

Mr. Winston "Buzz" Willis was also elected to fill the vacant board seat that he previously held prior to his resignation in June 2006. Mr. Willis was the youngest vice president at RCA and was the founder of the Black Music Division of RCA Records. From the late 1970s to the early 1980s, he served as senior vice president of American operations of Phillips Electronics Corp. (the parent of Polydor/Polygram Records).

Ms. Julia Belden was elected as treasurer of the Company in addition to the position of secretary which she has held since June 2006. Ms. Patty Werner-Els was elected to the position of president of Environmental Testing Laboratories, Inc. (ETL), the Company’s operating subsidiary. Ms. Werner-Els has been employed at ETL for 17 years.

Mr. Richard P. Rifenburgh maintains his positions as chairman of the board and president.

In consideration for his service on the board, Mr. Lisak has been granted options to purchase 10,000 shares of the Company’s newly-authorized Series C Preferred Stock. In consideration for his service on the board, Mr. Willis was also granted options to purchase 10,000 shares of the Company’s Series C Preferred Stock. Mr. Rifenburgh, in consideration of his long service and additional responsibilities, was granted options to purchase 50,000 shares of the Company’s Series C Preferred Stock. In consideration for her service as an officer, Ms. Belden was granted options to purchase 7,500 shares of the Company’s Series C Preferred Stock. Ms. Werner-Els, in consideration for her service as the president of the Company’s operating subsidiary, was granted options to purchase 7,500 shares of the Company’s Series C Preferred Stock. All options granted to Mr. Lisak, Mr. Rifenburgh, Mr. Willis, Ms. Belden, and Ms. Werner-Els are exercisable for a period of five years from the date of grant at an exercise price of $1.10 per share of Series C Preferred Stock. Each share of Series C Preferred Stock is convertible into 100 shares of the Company's Common Stock, subject to adjustment, if, as, and when the Company has authorized a sufficient number of shares of Common Stock for issuance upon such conversion. The Company has agreed to register under the Securities Act of 1933, as amended, and to register or qualify under the applicable securities laws of other jurisdictions, at its expense, the shares of Common Stock into which the shares of Series C Preferred Stock are convertible. Upon the effectiveness of such registrations and qualifications, the shares of Series C Preferred Stock will automatically be converted into shares of Common Stock as described above.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereto duly authorized.

PARADISE MUSIC & ENTERTAINMENT, INC.

Date: February 13, 2007	By:	/s/ Richard P. Rifenburgh
Name: Richard P. Rifenburgh
Chairman and President